Exhibit 10.6
ANNUAL CASH BONUS PLAN
1.Background and Purpose.
1.1.    Purpose. The purpose of the Annual Cash Bonus Plan (the “Plan”) is to motivate and reward eligible employees by making a portion of their cash compensation dependent on the achievement of certain corporate, business unit and individual performance goals.
1.2.    Effective Date. The Plan is effective as of January 1, 2019 (the “Effective Date”), and shall remain in effect until it has been terminated pursuant to Section 8.6.
2.    Definitions. The following terms shall have the following meanings:
2.1.    “Affiliate” means any corporation or other entity controlled by the Company.
2.2.    “Award” means an award granted pursuant to the Plan, the payment of which shall be contingent on the attainment of Performance Goals with respect to a Performance Period, as determined by the Committee pursuant to Section 6.1.
2.3.    “Base Salary” means the Participant’s base salary or commission draw earned during the Performance Period before (a) deductions for taxes or benefits and (b) deferrals of compensation pursuant to any Company or Affiliate-sponsored plans.
2.4.    “Board” means the Board of Directors of the Company, as constituted from time to time.
2.5.    “Cause” means:
(a)    If the Participant is a party to an employment agreement with the Company or an Affiliate and such agreement provides for a definition of Cause, the definition contained therein; or
(b)    If no such agreement exists, or if such agreement does not define Cause:
(i)    the Participant’s willful failure to perform his or her duties (other than any such failure resulting from incapacity due to physical or mental illness);
(ii)    the Participant’s willful engagement in dishonesty, illegal conduct or gross misconduct, which is, in each case, materially injurious to the Company or its Affiliates;
(iii)    the Participant’s embezzlement, misappropriation or fraud, whether or not related to the Participant’s employment with the Company;
(iv)    the Participant’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude; or
(v)    the Participant’s violation of any restrictive covenants entered into between the Participant and the Company or the Company’s Code of Conduct.
2.6.     “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including any regulations or authoritative guidance promulgated thereunder and successor provisions thereto.

2.7.    “Committee” means the committee appointed by the Board to administer the Plan pursuant to Section 3.1.
2.8.    “Company” means First Business Financial Services, Inc., a State of Wisconsin corporation, and any successor thereto.
2.9.     “Exchange Act” means the Securities Exchange Act of 1934.
2.10.    “Participant” means as to any Performance Period, the employees of the Company or an Affiliate who are designated by the Committee to participate in the Plan for that Performance Period.
2.11.    “Performance Criteria” means the performance criteria upon which the Performance Goals for a particular Performance Period are based, which may include revenue growth goals, operating profitability goals and/or goals related to strategic objectives as determined by the Committee in accordance with Section 5.2.
Such Performance Criteria may relate to the performance of the Company as a whole, a business unit, division, department, individual or any combination of these and may be applied on an absolute basis and/or relative to one or more peer group companies or indices, or any combination thereof, as the Committee shall determine.
2.12.    “Performance Goals” means the goals selected by the Committee, in its discretion, to be applicable to a Participant for any Performance Period. Performance Goals shall be based upon one or more Performance Criteria. Performance Goals may include a threshold level of performance below which no Award will be paid and levels of performance at which specified percentages of the Target Award will be paid and may also include a maximum level of performance above which no additional Award amount will be paid.
2.13.    “Performance Period” means the period for which performance is calculated, which unless otherwise indicated by the Committee, shall be the Plan Year.
2.14.    “Plan” means the Annual Cash Bonus Plan, as hereafter amended from time to time.
2.15.    “Plan Year” means the Company’s fiscal year, which commences on January 1st and ends on December 31st.
2.16.    “Target Award” means the target award payable under the Plan to a Participant for a particular Performance Period, expressed as a percentage of the Participant’s Base Salary. In special circumstances, the target award may be expressed as a fixed amount of cash.
3.    Administration.
3.1.    Administration by the Committee. The Plan shall be administered by the Committee. The Committee shall be selected by the Board, provided that the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and an “independent director” (within the meaning of the rules of the securities exchange which then constitutes the principal listing for the Shares), in each case to the extent required by the Exchange Act or the applicable rules of the securities exchange which then constitutes the principal listing for the Company’s shares, respectively. Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
3.2.    Authority of the Committee. Subject to the provisions of the Plan and applicable law, the Committee shall have the power, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (a) designate Participants; (b) determine the terms and conditions of any Award; (c) determine whether, to what extent, and under what circumstances Awards may be forfeited or suspended; (d) interpret, administer, reconcile any inconsistency, correct any defect and/or supply any omission in the Plan or any instrument or agreement relating to, or Award granted under, the Plan; (e) establish, amend, suspend, or waive any rules for the administration, interpretation and application of the Plan; and (g) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
3.3.    Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.
3.4.    Delegation by the Committee. Except to the extent prohibited by applicable law, the applicable rules of any securities exchange or similar entity, the Plan, or the charter of the Committee, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers under the Plan to any person or persons selected by it. The acts of such delegates shall be treated under the Plan as acts of the Committee. Any such allocation or delegation may be revoked by the Committee at any time. Notwithstanding the foregoing, unless otherwise determined by the Board, (a) the Board shall make all determinations under the Plan with respect to any Award granted to the Company’s chief executive officer, (b) the Committee shall make all determinations under the Plan with respect to any Award granted to any other “executive officer” (as designated from time to time by the Board), and (c) the senior executive officers of the Company shall make all determinations under the Plan with respect to any Award granted to any other employee of the Company or any Affiliate.
3.5.    Agents; Limitation of Liability. The Committee may appoint agents to assist in administering the Plan. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to it or him by any officer or employee of the Company, the Company’s certified public accountants, consultants or any other agent assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.
4.    Eligibility and Participation.
4.1.    Eligibility. Employees of the Company and its participating Affiliates, who work 30 or more hours per week, are eligible to participate in the Plan.
4.2.    Participation. The Committee, in its discretion, shall select the persons who shall be Participants for each Performance Period. Only eligible individuals who are designated by the Committee to participate in the Plan with respect to a particular Performance Period may participate in the Plan for that Performance Period. An individual who is designated as a Participant for a given Performance Period is not guaranteed or assured of being selected for participation in any subsequent Performance Period.
4.3.    New Hires; Newly Eligible Participants. A newly hired or newly eligible Participant will be eligible to receive a pro-rated Award if the Participant’s start date is on or before October 1 of the Plan Year.
4.4.    Promotion. If a Participant is promoted on or before October 1 of the Plan Year, the Participant will be eligible to receive the bonus target commensurate with the new position for the full Plan Year.
5.    Terms of Awards.
5.1.    Determination of Target Awards. Prior to, or reasonably promptly following the commencement of each Performance Period, the Committee, in its sole discretion, shall establish the Target Award for each Participant, the payment of which shall be conditioned on the achievement of the Performance Goals for the Performance Period.
5.2.    Determination of Performance Goals and Performance Formula. Prior to, or reasonably promptly following the commencement of, each Performance Period, the Committee, in its sole discretion, shall establish in writing the Performance Goals for the Performance Period and shall prescribe a formula for determining the percentage of the Target Award which may be payable based upon the level of attainment of the Performance Goals for the Performance Period. The Performance Goals shall be based on one or more Performance Criteria, each of which may carry a different weight, and which may differ from Participant to Participant. The Committee is authorized to adjust or modify the calculation of a Performance Goal for a Performance Period in its sole discretion.
6.    Payment of Awards.
6.1.    Determination of Awards.
(a)    Following the completion of each Performance Period, the Committee shall determine the extent to which the Performance Goals have been achieved or exceeded. Subject to Section 6.1(c), if the minimum Performance Goals established by the Committee are not achieved, then no payment will be made.
(b)    To the extent that the Performance Goals are achieved, the Committee shall determine the extent to which the Performance Goals applicable to each Participant have been achieved and shall then determine the amount of each Participant’s Award.
(c)    In determining the amount of each Award, the Committee may reduce, eliminate or increase the amount of an Award if, in its sole discretion, such reduction, elimination or increase is appropriate.
(d)    The Company has a funding safeguard in that it must meet or exceed one-half of the Return on Asset (ROA) Performance Criteria Threshold level for any Plan Year before any Award can be paid under the Plan.
6.2.    Form and Timing of Payment. Except as otherwise provided herein, as soon as practicable following the Committee’s determination pursuant to Section 6.1 for the applicable Performance Period, each Participant shall receive a cash lump sum payment of his or her Award, less required withholding. In no event shall such payment be made later than March 15 following the end of the Performance Period.
6.3.    Employment Requirement. Except as otherwise provided in Section 7, no Award shall be paid to any Participant who is not actively employed by the Company or an Affiliate on the date that Awards are paid.
7.    Termination of Employment.
7.1.    Employment Requirement. Except as otherwise provided in Section 7.2, if a Participant’s employment terminates for any reason prior to the date that Awards are paid, all of the Participant’s rights to an Award for the Performance Period shall be forfeited. Notwithstanding the foregoing, if a Participant’s employment is terminated for Cause, the Participant shall in all cases forfeit any Award not already paid.
8.    General Provisions.
8.1.    Compliance with Legal Requirements. The Plan and the granting of Awards shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

8.2.    Non-transferability. A person’s rights and interests under the Plan, including any Award previously made to such person or any amounts payable under the Plan may not be assigned, pledged, or transferred.
8.3.    No Right to Employment. Nothing in the Plan or in any notice of Award shall confer upon any person the right to continue in the employment of the Company or any Affiliate or affect the right of the Company or any Affiliate to terminate the employment of any Participant.
8.4.    No Right to Award. Unless otherwise expressly set forth in an employment agreement signed by the Company and a Participant, a Participant shall not have any right to any Award under the Plan until such Award has been paid to such Participant and participation in the Plan in one Performance Period does not connote any right to become a Participant in the Plan in any future Performance Period.
8.5.    Withholding. The Company shall have the right to withhold from any Award, any federal, state or local income and/or payroll taxes required by law to be withheld and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to an Award.
8.6.    Amendment or Termination of the Plan. The Board or the Committee may, at any time, amend, suspend or terminate the Plan in whole or in part. Notwithstanding the foregoing, no amendment shall adversely affect the rights of any Participant to Awards allocated prior to such amendment, suspension or termination.
8.7.    Unfunded Status. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant, beneficiary or legal representative or any other person. To the extent that a person acquires a right to receive payments under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA).
8.8.    Governing Law. The Plan shall be construed, administered and enforced in accordance with the laws of Wisconsin without regard to conflicts of law.
8.9.    Section 409A of the Code. It is intended that payments under the Plan qualify as short-term deferrals exempt from the requirements of Section 409A of the Code. In the event that any Award does not qualify for treatment as an exempt short-term deferral, it is intended that such amount will be paid in a manner that satisfies the requirements of Section 409A of the Code. The Plan shall be interpreted and construed accordingly.
8.10.    Expenses. All costs and expenses in connection with the administration of the Plan shall be paid by the Company.
8.11.    Section Headings. The headings of the Plan have been inserted for convenience of reference only and in the event of any conflict, the text of the Plan, rather than such headings, shall control.
8.12.    Severability. In the event that any provision of the Plan shall be considered illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been contained therein.
8.13.    Gender and Number. Except where otherwise indicated by the context, wherever used, the masculine pronoun includes the feminine pronoun; the plural shall include the singular, and the singular shall include the plural.

8.14.    Non-Exclusive. Nothing in the Plan shall limit the authority of the Company, the Board or the Committee to adopt such other compensation arrangements, as it may deem desirable for any Participant.
8.15.    Notice. Any notice to be given to the Company or the Committee pursuant to the provisions of the Plan shall be in writing and directed to the Chief Human Resources Officer of the Company at 401 Charmany Drive, Madison, WI 53719.
8.16.    Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding upon any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the assets of the Company.
8.17.    Clawback. Any Award received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with any applicable Company clawback policy (the “Policy”) or any applicable law. Notwithstanding the foregoing, until such time as the Company adopts the Policy, in the event of a material restatement of the Company’s financial results, other than a restatement due to changes in accounting principles or applicable law or interpretations thereof, the Board will review the facts and circumstances that led to the requirement for the restatement and will take such actions, including clawback of any Award, as it deems necessary or appropriate. The Board will consider whether an “executive officer” (as designated from time to time by the Board) received a payment with respect to any Award based on the original financial statements because it appeared he or she achieved Performance Goals which in fact were not achieved based on the restatement. The Board will consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the restatement and whether such acts or omissions constituted misconduct.
8.18.    Governing Law. The Plan, all Awards, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Wisconsin without reference to principles of conflict of laws, except as superseded by applicable federal law; and any court action commenced to enforce this Agreement shall have as its sole and exclusive venue the County of Dane, Wisconsin.
8.19.    Waiver of Jury Trial.  EXCEPT TO THE EXTENT PROHIBITED BY STATE LAW, AS A CONDITION TO THE GRANTING OR PAYMENT OF AN AWARD PURSUANT TO THIS PLAN, EACH PARTICIPANT AND THE COMPANY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS PLAN, INCLUDING ANY EXHIBITS, SCHEDULES, AND APPENDICES ATTACHED TO THIS PLAN. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) IT HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY, AND (D) IT HAS DECIDED TO ENTER INTO THIS PLAN IN CONSIDERATION OF, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.